Exhibit 99.2



Signature Industries Limited
--------------------------------------------------------------------------------

PROFIT AND LOSS ACCOUNTS
for the years ended 31 March 1998 and 31 March 1997

--------------------------------------------------------------------------------




                                                                1998        1997
                                                    Notes (pound)000  (pound)000

TURNOVER                                                2     12,266      14,820
Cost of sales                                                  7,499       8,590
                                                          ----------  ----------
Gross profit                                                   4,767       6,230
Administrative expenses                                        5,693       5,337
                                                          ----------  ----------
OPERATING (LOSS)/PROFIT                                 3       (926)        893
Bank interest receivable                                          26          23
Interest payable                                        6       (138)       (151)
                                                          ----------  ----------
(LOSS)/PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION          (1,038)        765
Taxation                                                7        (57)        145
                                                          ----------  ----------
(LOSS)/PROFIT ON ORDINARY ACTIVITIES AFTER TAXATION             (981)        620
Dividends on non-equity shares                          8        282         332
                                                          ----------  ----------
RETAINED (LOSS)/PROFIT FOR THE YEAR                           (1,263)        288
                                                          ==========  ==========




There are no recognised gains or losses other than as shown above.

A statement of the movement on reserves is shown in note 19 to the accounts.

A summary of the significant adjustments to (loss)/profit on ordinary activities after taxation that would be required if United States generally accepted accounting principles were to be applied instead of those generally accepted in the United Kingdom is shown in note 23 to the accounts.

Signature Industries Limited
--------------------------------------------------------------------------------

BALANCE SHEETS
at 31 March 1998 and 31 March 1997

--------------------------------------------------------------------------------



                                                                 1998       1997
                                                       Notes pound)000 pound)000

FIXED ASSETS
Intangible assets                                          9    1,246      1,371
Tangible assets                                           10      951      1,111
Investments                                               11      290        290
                                                              -------    -------
                                                                2,487      2,772
                                                              -------    -------
CURRENT ASSETS
Stocks                                                    12    1,514      1,555
Debtors                                                   13    1,979      3,321
Cash at bank and in hand                                            2      1,032
                                                              -------    -------
                                                                3,495      5,908
CREDITORS: amounts falling due within one year            14    2,944      4,758
                                                              -------    -------
NET CURRENT ASSETS                                                551      1,150
                                                              -------    -------
TOTAL ASSETS LESS CURRENT LIABILITIES                           3,038      3,922

CREDITORS: amounts falling due after more than one year   16      171        159
                                                              -------    -------
                                                                2,867      3,763
                                                              =======    =======
CAPITAL RESERVES
Called up share capital                                   18      370        370
Share premium account                                     19    3,330      3,330
Profit and loss account                                   19     (833)        63
                                                              -------    -------
Shareholders' funds (including non-equity interests)      19    2,867      3,763
                                                              =======    =======

A summary of the significant adjustments to shareholders' funds that would be required if United States generally accepted accounting principles were to be applied instead of those generally accepted in the United Kingdom is shown in note 23 to the accounts.

Signature Industries Limited
--------------------------------------------------------------------------------

STATEMENTS OF CASH FLOWS
for the years ended 31 March 1998 and 31 March 1997

--------------------------------------------------------------------------------




                                                                     1998          1997
                                                      Notes    (pound)000    (pound)000

NET CASH INFLOW FROM OPERATING ACTIVITIES                 3(b)         24         1,273
                                                              -----------   -----------
RETURNS ON INVESTMENTS AND SERVICING OF FINANCE
Interest received                                                      26            23
Interest paid                                                         (36)          (75)
Interest element of finance lease rental payments                     (17)           (2)
Preference dividends paid                                            (400)            -
                                                              -----------   -----------
NET CASH OUTFLOW FROM RETURNS ON INVESTMENTS
 AND SERVICING OF FINANCE                                            (427)          (54)
                                                              -----------   -----------
TAXATION
Corporation tax paid                                                 (201)          (10)
                                                              -----------  -----------
CAPITAL EXPENDITURE
Payments to acquire tangible fixed assets                             (79)         (280)
Receipts from sales of tangible fixed assets                            -            16
                                                              -----------   -----------
NET CASH OUTFLOW FROM CAPITAL EXPENDITURE                             (79)         (264)
                                                              -----------   -----------
NET CASH (OUTFLOW)/INFLOW BEFORE FINANCING                           (683)          945
                                                              ===========   ===========
FINANCING
Repayments of borrowings                                 17           500           500
Capital element of finance lease rental payments         17            66            15
                                                              -----------   -----------
NET CASH OUTFLOW FROM FINANCING                                       566           515
(DECREASE)/INCREASE IN CASH                                        (1,249)          430
                                                              -----------   -----------
                                                                     (683)          945
                                                              ===========   ===========


        RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET (DEBT)/FUNDS

                                                                   1998          1997
                                                              (pound)000    (pound)000

(Decrease)/increase in cash in the year                           (1,249)          430
Net cash outflow from decrease in debt and lease financing           566           515
                                                             -----------   -----------
Change in net cash resulting from cash flows                        (683)          945
New finance leases                                                  (115)         (215)
                                                             -----------   -----------
Movement in net (debt)/funds in the year                            (798)          730

Net funds/(debt) at beginning of year                                186          (544)
                                                             -----------   -----------
Net (debt)/funds at end of year                                     (612)          186
                                                             ===========   ===========

A summary of the significant differences between the cashflow statements presented above and those required under United States generally accepted accounting principles were to be applied instead of those generally accepted in the United Kingdom is shown in note 23 to the accounts.

Signature Industries Limited
--------------------------------------------------------------------------------

NOTES TO THE ACCOUNTS
at 31 March 1998 and 31 March 1997

--------------------------------------------------------------------------------





1.      ACCOUNTING POLICIES

Accounting convention

The accounts are prepared under the historical cost convention and in accordance with applicable United Kingdom accounting standards.

Group  accounts

The company is not required to prepare group accounts by virtue of S229(5) of the Companies Act 1985, on the grounds that the inclusion of its subsidiary undertaking is not material for the purpose of giving a true and fair view.

The accounts therefore present information about the company as an individual undertaking and not about its group.

Goodwill

Goodwill is the difference between the amount paid on the acquisition of the business and the aggregate fair value of its separable net assets. It is being written off in equal annual instalments over its estimated economic life of 15 years.

Depreciation

Depreciation is provided on all tangible fixed assets at rates calculated to write off the cost less estimated residual value, of each asset evenly over its expected useful life, as follows:

Short leasehold buildings     -      10 - 20 years
Plant and machinery           -      2 - 10 years
Fixtures and fittings         -      10 years
Computer equipment            -      5 years

Stocks

Stocks are stated at the lower of cost and net realisable value as follows:

Cost incurred in bringing each product to its present location and condition:

     Raw materials and goods for resale - purchase cost on a first-in, first-out basis.

     Work in progress and finished goods - cost of direct materials and labour plus attributable overheads based on a normal level of activity.

Net realisable value is based on estimated selling price less any further costs expected to be incurred to completion and disposal.

Research and development

Research and development expenditure is now written off as incurred.

Provision for warranties

Provisions for the estimated costs of maintenance under warranties are charged to the profit and loss account in the year of sale.

Deferred taxation

Deferred taxation is provided on the liability method on all timing differences which are expected to reverse in the future without being replaced, calculated at the rate at which it is estimated that taxation will be payable.

Foreign currencies

Transactions in foreign currencies are recorded at the rate ruling at the date of the transaction.

Leasing and hire purchase commitments

Assets held under finance leases, which are leases where substantially all the risks and rewards of ownership of the asset have passed to the company, and hire purchase contracts are capitalised in the balance sheet and are depreciated over their useful lives. The capital elements of future obligations under the leases and hire purchase contracts are included as liabilities in the balance sheet. The interest elements of the rental obligations are charged in the profit and loss account over the periods of the leases and hire purchase contracts and represent a constant proportion of the balance of capital repayments outstanding.

Rentals paid under operating leases are charged to income on a straight line basis over the lease term.

Pensions

The company operates a defined contribution pension scheme. Contributions are charged to the profit and loss account as they become payable in accordance with the rules of the scheme.

Statutory accounts

These accounts do not comprise the company's statutory accounts within the meaning of the Companies Act 1985. Statutory accounts for years ended 31 March 1998 and 1997, on which the auditors reports were unqualified, have been delivered to the registrar of Companies for England and Wales.


2.      TURNOVER

Turnover, which is stated net of value added tax, represents amounts invoiced to third parties and is attributable to the principal activity of the company, all of which is continuing.

An analysis of turnover by geographical market is given below:

                                                  1998             1997
                                            (pound)000       (pound)000

United Kingdom                                  10,065           11,524
Other European Union                             1,325            1,415
Other                                              876            1,881
                                           -----------      -----------
                                                12,266           14,820
                                           ===========      ===========

3. OPERATING (LOSS)/PROFIT

(a) This is stated after charging/(crediting):

                                                              1998        1997
                                                        (pound)000  (pound)000

Auditors' remuneration        -      audit services             21          18
                              -      non-audit services         19          18
Depreciation on owned assets                                   306         250
Depreciation on assets held under finance leases                44          14
Amortisation of goodwill                                       125         125
Operating lease rentals       -      plant and machinery        36          33
                              -      land and buildings        213         206
                              -      other                     170         207
Rentals receivable from short term hire of assets             (351)       (168)
Investment and bringing to market new products                 511         459
Redundancy and reorganisation costs                            156           -
                                                        ==========  ==========

(b) Reconciliation of operating (loss)/profit to net cash inflow from operating activities:

                                                               1998        1997
                                                         (pound)000  (pound)000

Operating (loss)/profit                                        (926)        893
Depreciation                                                    350         264
Amortisation of goodwill                                        125         125
Loss/(gain) on disposal of tangible fixed assets                  4          (5)
Loss on disposal of intangible fixed assets                       -          34
Decrease in stocks                                               41         192
Decrease/(increase) in debtors                                1,455        (725)
(Decrease)/increase in creditors                             (1,025)        495
                                                        -----------   ----------
Net cash inflow from continuing operating activities             24        1,273
                                                        ===========   ==========

4.      DIRECTORS' REMUNERATION

                                                               1998         1997
                                                         (pound)000   (pound)000

Payments to third parties in respect of services as directors    46           37
Other emoluments                                                228          259
Pension scheme contributions                                     19           18
Ex Gratia payments                                               22            -
                                                         ----------  -----------
                                                                315          314
                                                        ===========   ==========

The number of directors to whom retirement benefits are accruing in respect of qualifying services under a money purchase scheme is 3 (1997 - 3).

                                                               1998         1997
                                                         (pound)000   (pound)000
Emoluments of the highest paid director:
 Other emoluments                                               101          117
 Pension scheme contributions                                     9            8
                                                        -----------  -----------
                                                                110          125
                                                        ===========   ==========

5.      STAFF COSTS

                                                               1998         1997
                                                         (pound)000   (pound)000

Sub-contract/temps                                              526          587
Wages and salaries                                            3,821        3,898
Social security costs                                           325          340
Other pension costs                                              97           97
                                                        -----------  -----------
                                                              4,769        4,922
                                                        ===========   ==========

The average weekly number of employees during the year was as follows:

                                                               1998         1997
                                                                No.          No.

Sales and office management                                     118          119
Manufacturing                                                   145          154
                                                        -----------  -----------
                                                                263          273
                                                        ===========   ==========

6.      INTEREST PAYABLE

                                                               1998         1997
                                                         (pound)000   (pound)000

Bank loan and overdraft and other loans wholly
  repayable within five years                                    36           75
Unpaid preference dividends                                      85           74
Finance charges payable under finance leases
  and hire purchase contracts                                    17            2
                                                        -----------  -----------
                                                                138          151
                                                        ===========   ==========

7.      TAXATION

                                                               1998         1997
                                                         (pound)000   (pound)000

UK corporation tax                                             (110)         145
Corporation tax overprovided in prior year                      (44)           -
ACT written off                                                  97            -
                                                        -----------  -----------
                                                                (57)         145
                                                        ===========   ==========

A deferred tax asset, arising from timing differences in respect of depreciation charged in advance of capital allowances, has not been recognised.

8.      DIVIDENDS ON NON-EQUITY SHARES

                                                               1998         1997
                                                         (pound)000   (pound)000

10% cumulative `A' preference shares                            202          185
5% cumulative `B' preference shares                              80           70
Preferred ordinary shares                                         -           77
                                                        -----------  -----------
                                                                282          332
                                                        ===========   ==========

Due to the non-redemption of 400,000 `A' preference shares on 30 April 1996 and 30 April 1997, and the non-redemption of 280,000 `B' preference shares on 30 April 1997, the dividend rate on these shares has increased from 10% to 14% and 5% to 9% respectively with effect from that date.


9.      INTANGIBLE FIXED ASSETS

                                                      Development
                                           Goodwill   expenditure         Total
                                         (pound)000    (pound)000    (pound)000
Cost:
At 1 April 1996                               1,871            46         1,917
Written off during the year                       -           (46)          (46)
                                        -----------   -----------   -----------
At 31 March 1997 and 31 March 1998            1,871             -         1,871
                                        -----------   -----------   -----------
Amortisation:
At 1 April 1996                                 375            12           387
Provided during the year                        125             -           125
Written off                                       -           (12)          (12)
                                        -----------   -----------   -----------
At 31 March 1997                                500             -           500
Provided during the year                        125             -           125
                                        -----------   -----------   -----------
At 31 March 1998                                625             -           625
                                        -----------   ------------  -----------
Net book value at 31 March 1998               1,246             -         1,246
                                        ===========   ===========   ===========
Net book value at 1 April 1997                1,371             -         1,371
                                        ===========   ===========   ===========

Goodwill arising on the acquisition of various divisions from FKI Communications Limited is being amortised over the directors' estimate of its useful economic life of 15 years.

10.     TANGIBLE FIXED ASSETS

                                 Short         Plant     Fixtures
                             leasehold           and          and      Computer
                             buildings     machinery     fittings     equipment         Total
                            (pound)000    (pound)000   (pound)000    (pound)000    (pound)000
Cost:
At 1 April 1996                    285           941           62           313         1,601
Additions                            2           445           27            21           495
Disposals                            -           (86)          (6)          (16)         (108)
                           -----------   -----------  -----------   -----------   -----------
At 31 March 1997                   287         1,300           83           318         1,988
Additions                            -           147           19            28           194
Disposals                            -           (21)          (1)           (2)          (24)
                           -----------   -----------  -----------   -----------   -----------
At 31 March 1998                   287         1,426          101           344         2,158
                           -----------   -----------  -----------   -----------   -----------
Depreciation:
At 1 April 1996                     94           381           16           219           710
Provided during the year            32           178           17            37           264
Disposals                            -           (78)          (4)          (15)          (97)
                           -----------   -----------  -----------   -----------   -----------
At 31 March 1997                   126           481           29           241           877
Provided during the year            31           259           17            43           350
Disposals                            -           (17)          (1)           (2)          (20)
                           -----------   -----------  -----------   -----------   -----------
At 31 March 1998                   157           723           45           282         1,207
                           -----------   -----------  -----------   -----------   -----------
Net book value:
At 31 March 1998                   130           703           56            62           951
                           ===========   ===========  ===========   ===========   ===========
At 1 April 1997                    161           819           54            77         1,111
                           ===========   ===========  ===========   ===========   ===========

Included within plant and machinery are assets available for short term hire at a cost of (pound)244,740 (1997 - (pound)193,734) and a related accumulated depreciation charge of (pound)131,866 (1997 - (pound)85,709). Also, included within plant and machinery are assets held under finance leases with a net book value of (pound)264,053 (1997 - (pound)205,224).

11.     INVESTMENTS
                                                     Subsidiary       Subsidiary
                                                    undertaking      undertaking
                                                           1998             1997
                                                     (pound)000       (pound)000

Cost at 31 March 1997 and 31 March 1998                     290              290
                                                    ===========      ===========

The investment represents the cost of 100% of the issued share capital of Keyswitch Varley Limited, a company registered in England and Wales. This company does not trade. The aggregate amount of its capital and reserves at 31 March 1998 was (pound)290,523 (1997 - (pound)290,523).

It is the opinion of the directors that the aggregate value of the investment is not less than the amount stated above.


12.     STOCKS

                                                               1998         1997
                                                         (pound)000   (pound)000

Raw materials and consumables                                   594          734
Work in progress                                                584          716
Finished goods and goods for resale                             336          105
                                                        -----------  -----------
                                                              1,514        1,555
                                                        ===========  ===========

The difference between purchase price or production cost of stocks and their replacement cost is not material.


13.     DEBTORS

                                                               1998         1997
                                                         (pound)000   (pound)000

Trade debtors                                                 1,642        2,964
Corporation tax                                                 113            -
Other debtors                                                    27           30
Prepayments and accrued income                                  197          327
                                                        -----------  -----------
                                                              1,979        3,321
                                                        ===========  ===========

14.     CREDITORS: amounts falling due within one year

                                                               1998         1997
                                                         (pound)000   (pound)000

Current instalment due on bank loan                               -          500
Bank overdraft                                                  365          146
Payments received in advance                                      -          203
Trade creditors                                               1,530        2,288
Obligations under finance leases (note 15)                       78           41
Corporation tax                                                   -          145
Other taxes and social security costs                           229          340
Other creditors                                                 141          561
Accruals                                                        601          534
                                                        -----------  -----------
                                                              2,944        4,758
                                                        ===========  ===========

The bank loan is secured by a fixed and floating charge over the assets of the company.

The overdraft is secured by a mortgage debenture over the assets of the company.

Included within other creditors is(pound)10,107 (1997 -(pound)10,318) relating to outstanding contributions payable to the pension scheme.


15. OBLIGATIONS UNDER FINANCE LEASES AND HIRE PURCHASE CONTRACTS

The maturity of these amounts is as follows:

                                                               1998        1997
                                                         (pound)000  (pound)000
Amounts payable:
 Within one year                                                 91          55
 In two to five years                                           185         184
                                                        ----------- -----------
                                                                276         239
Less:
 Finance charges allocated to future periods                    (27)        (39)
                                                        ----------- -----------
                                                                249         200
                                                        ===========  ===========

Finance leases and hire purchase contracts are analysed as follows:

Current obligations                                              78           41
Non-current obligations                                         171          159
                                                        -----------  -----------
                                                                249          200
                                                        ===========  ===========

16.     CREDITORS: amounts falling due after more than one year
                                                               1998         1997
                                                         (pound)000   (pound)000

Obligations under finance leases (note 15)                      171          159
                                                        ===========  ===========

17.     ANALYSIS OF CHANGES IN NET FUNDS/(DEBT)

                                        At                  Other         At                 Other         At
                                   1 April       Cash    non-cash   31 March       Cash   non-cash   31 March
                                      1996       flow     changes       1997       flow    changes       1998
                                (pound)000  (pound)000  (pound)000 (pound)000 (pound)000 (pound)000 (pound)000

Cash at bank and in hand               542        490                  1,032     (1,030)                    2
Overdrafts                             (86)       (60)                  (146)      (219)                 (365)
                               ------------ ----------             ---------- -----------           ----------
                                       456        430                    886     (1,249)                 (363)
Debt due after one year               (500)       500                      -          -                     -
Debt due within one year              (500)         -                   (500)       500                     -
Finance leases                           -         15        (215)      (200)        66       (115)      (249)
                               ------------ ---------- ----------- ---------- ------------  ------- -------------
                                    (1,000)       515        (215)      (700)       566       (115)      (249)
                               ------------ ---------- ----------- ---------- ------------  ------- -------------
                                      (544)       945        (215)       186       (683)      (115)      (612)
                               ============ ========== =========== ========== ============  ======= =============

18. SHARE CAPITAL

                                                                                      Allotted called up
                                                                  Authorised              and fully paid
                                                           1998         1997          1998          1997
                                                            No.          No.    (pound)000    (pound)000

Ordinary shares of 10p each                             240,000      240,000            24            24
Preferred ordinary shares of 10p each                   360,000      360,000            36            36
`A' preference shares of 10p each                     1,700,000    1,700,000           170           170
`B' preference shares of 10p each                     1,400,000    1,400,000           140           140
                                                --------------- -------------- -----------   -----------
                                                      3,700,000    3,700,000           370           370
                                                =============== ============== ===========   ===========

The `A' and `B' preference shares entitle the holders to a fixed cumulative preferential dividend at the rate of 10% and 5% per annum on the subscription price, respectively. On a winding up the holders are entitled in priority to all other shareholders to participate in the surplus assets of the company to the extent of an amount equal to the subscription price for the preference shares together with any dividend arrears.

The `A' preference shares entitle the holders to attend general meetings of the company but do not entitle the holders to vote upon any resolution unless the dividend thereon is two months or more in arrears or the company fails to redeem the shares on the redemption date or the business of the meeting includes a resolution for the winding up of the company or reducing its share capital or the approval of the giving of financial assistance or the purchase by it of any of its shares, in which event each holder will be entitled to one vote.

The `B' preference shares entitle the holders to attend general meetings of the company but do not entitle the holders to vote upon any resolution unless the resolution directly or indirectly varies, modifies, alters or abrogates any of the rights attaching to the `B' preference shares or is for the winding up of the company or reducing its share capital or the purchase by it of any of its shares, in which event each holder will be entitled to one vote.

The preferred ordinary shares entitle the holders to a cumulative cash dividend of 10% of profit before tax from the accounting period ending 31 March 1996. On a winding up the holders are entitled, subject to the rights of the `A' and `B' preference shareholders but in priority to all other shareholders, to participate in the surplus assets of the company to the extent of an amount equal to the subscription price for the preferred ordinary shares together with any dividend arrears. Thereafter, they shall rank pari-passu with the ordinary shareholders after the ordinary shareholders shall have received an amount equal to the subscription price for the shares. The preferred ordinary shares entitle the holders to attend general meetings of the company and vote on all resolutions.

The `A' and `B' preference shares shall be redeemed at the subscription price at the option of the shareholder on the occurrence of certain events, or with at least 14 days' notice from the company, but in any event, on the following dates:

                                         `A' preference   `B' preference
                                                 shares           shares

30 April 1998                                   400,000          280,000
30 April 1999                                   500,000          280,000
30 April 2000                                         -          280,000
30 April 2001                                         -          280,000

On 30 April 1996 and 30 April 1997 400,000 `A' preference shares were due to be redeemed and on 30 April 1997 280,000 `B' preference shares were due to be redeemed. These redemptions did not take place and hence the dividend on those shares not redeemed has increased from 10% to 14% and 5% to 9% respectively per annum in accordance with the terms of the shareholder agreement.

On the occurrence of certain events, the preferred ordinary shares shall be converted and re-designated as ordinary shares or deferred shares at the option of the shareholder.


19.     MOVEMENTS ON RESERVES AND RECONCILIATION OF SHAREHOLDERS' FUNDS

                                                           Share        Profit
                                              Share      premium      and loss
                                            capital      account       account         Total
                                         (pound)000   (pound)000    (pound)000    (pound)000

At 1 April 1996                                 370        3,330          (231)        3,469
Retained profit for the year                                               288           288
Unpaid preference dividends                                                332           332
Interest on unpaid preference dividends                                     74            74
Transfer to current liabilities                                           (400)         (400)
                                        -----------  -----------   -----------   -----------
At 31 March 1997                                370        3,330            63         3,763
Retained loss for the year                                              (1,263)       (1,263)
Unpaid preference dividends                                                282           282
Interest on unpaid preference dividends                                     85            85
                                        -----------  -----------   -----------   -----------
At 31 March 1998                                370        3,330          (833)        2,867
                                        ===========  ===========   ===========   ===========

Shareholders' funds are analysed as follows:

                                                          1998             1997
                                                    (pound)000       (pound)000

Equity interests                                        (1,752)            (499)
Non-equity interests:
 Preferred ordinary                                        449              449
 `A' preference shares                                   2,478            2,220
 `B' preference shares                                   1,692            1,593
                                                   -----------      -----------
                                                         2,867            3,763
                                                   ===========      ===========

20.     PENSION COMMITMENTS
The company operates a defined contribution pension scheme for its directors and employees. The assets of the scheme are held separately from those of the company in an independently administered fund.


21.     OTHER FINANCIAL COMMITMENTS
At 31 March 1998 the company had annual commitments under non-cancellable operating leases as set out below:

                                       Land and buildings            Other
                                        1998        1997        1998        1997
                                  (pound)000  (pound)000  (pound)000  (pound)000
Operating leases which expire:
 within one year                           -           -          29          28
 within two to five years                  9           9         114         126
 in over five years                      210         198           -          32
                                 ----------- ----------- -----------  ----------
                                         219         207         143         186
                                 =========== =========== ===========  ==========

22.     POST BALANCE SHEET EVENTS

On 30 April 1998, 400,000 `A' preference shares and 280,000 `B' preference shares were due to be redeemed at the subscription price. This event did not take place and therefore the rate of the preference dividend on those shares not redeemed will increase from 10% to 14% for the `A' shares and from 5% to 9% for the `B' shares until they have been redeemed.

On 8 June 1998 Applied Cellular Technology Inc. purchased 85% of the share capital of Signature Industries Limited. From that date Applied Cellular Technology Inc. became Signature Industries Limited's ultimate parent company. The accounts of that company are available from 400 Royal Palm Way, Suite 410, Palm Beach, Florida 33480.

23. DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

The company prepares its accounts in accordance with accounting principles generally accepted in the United Kingdom ("UK GAAP") which differ from United States generally accepted accounting principles ("US GAAP"). The significant differences as they apply to the company are summarised below.

Deferred taxation

Under UK GAAP, the company provides for deferred taxation using the liability method on all timing differences which are expected to reverse in the future without being replaced, calculated at the rate at which it is estimated that taxation will be payable. Deferred tax assets are recognised if their realisation is probable.

Under US GAAP, deferred taxation is provided for on all temporary differences between the book and tax bases of assets and liabilities. Deferred tax assets are recognised to the extent their recoverability is more likely than not.

Consolidation

Under UK GAAP, the company's subsidiary does not have to be consolidated.

Under US GAAP, the subsidiary would be consolidated.

Preference shares

Under US GAAP, the company's `A' and `B' preference shares which are mandatorily redeemable by April 1999 and April 2001, respectively, would not be included in shareholders' equity.

The following is a summary of the significant adjustments to income and shareholders' funds which would be required in US GAAP were to be applied instead of UK GAAP:


                                                                1998        1997
Income                                                    (pound)000  (pound)000

(Loss)/profit on ordinary activities after taxation as reported under
 UK GAAP                                                      (981)         620
Adjustments:
 Deferred tax                                                  135          (91)
 ACT write off                                                  97            -
                                                            ---------   --------
Net (loss)/income under US GAAP                               (749)         529
                                                            =========   ========


                                                              1998         1997
Shareholders' funds                                     (pound)000   (pound)000

Shareholders' funds as reported under UK GAAP                2,867        3,763
Adjustments:
 Deferred tax (assets)                                         135          (91)
 ACT recoverable                                                97            -
Share capital:
 `A' preference shares                                        (170)        (170)
 `B' preference shares                                        (140)        (140)
Share premium                                               (2,790)      (2,790)
                                                            ---------   --------
Shareholders' funds under US GAAP                               (1)         572
                                                            =========   ========

23. DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (continued) Cash flows The cash flow statements prepared under UK GAAP present substantially the same information as those required under US GAAP but they differ with respect to the classification of items within them and as regards the definition of cash under UK GAAP and cash and cash equivalents under US GAAP.

Under UK GAAP, cash comprises cash at bank and in hand less bank overdrafts. Under US GAAP, cash and cash equivalents would not include bank overdrafts which would be treated as borrowings. Under US GAAP, only three categories of cash flow would be presented: operating, investing and financing as compared with the five under UK GAAP. Under US GAAP, cash flows from taxation and returns on investments and servicing of finance would be included in operating activities, under US GAAP, the payment of dividends would be included as a financing activity and capital expenditure would be included as an investing activity.

The categories of cash flow activity under US GAAP can be summarised as follows:

                                                                1998        1997
                                                          (pound)000  (pound)000

Cash inflow/(outflow) from operating activities                (604)     1,209
Cash inflow/(outflow) from investing activities                 (79)      (264)
Cash inflow/(outflow) from financing activities                (347)      (455)
                                                            --------- ---------
Increase in cash and cash equivalents                          1,030        490
Cash and cash equivalents at 1 April                           1,032        542
                                                            --------- ---------
Cash and cash equivalents at 31 March                              2      1,032
                                                            ========= =========

REPORT OF INDEPENDENT AUDITORS to the directors of Signature Industries Limited



We have audited the balance sheets of Signature Industries Limited as at 31 March 1998 and 1997, and the related profit and loss accounts and statements of cash flows for each of the years in the period ended 31 March 1998. These accounts are the responsibility of the company's management. Our responsibility is to express an opinion on these accounts based on our audits.

We conducted our audits in accordance with United Kingdom auditing standards which do not differ in any significant respect from United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the accounts are free of material misstatement. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the accounts. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall accounts presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the accounts referred to above present fairly, in all material respects, the financial position of Signature Industries Limited at 31 March 1998 and 1997, and the results of its operations and its cash flows for each of the years in the period ended 31 March 1998 in conformity with accounting principles generally accepted in the United Kingdom which differ in certain respects from those followed in the United States (see note 23 of notes to the accounts).



Ernst & Young
London
England

6 August 1998 except for
note 23 - differences between United Kingdom and United States Generally Accepted Accounting Principles as to which the date is December 2, 1998